                                                                    EXHIBIT 21.1

Direct or Indirect Subsidiary Corporations                    State of Formation


Allegheny & Eastern Railroad, Inc.                            Delaware
Bradford Industrial Rail, Inc.                                Delaware
Breaux Bridge Railroad, Inc.                                  Delaware
Buffalo & Pittsburgh Railroad, Inc.                           Delaware
Carolina Coastal Railway, Inc.                                Virginia
Commonwealth Railway, Inc.                                    Virginia
Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V.         Mexico
Corpus Christi Terminal Railroad, Inc.                        Delaware
Dansville and Mount Morris Railroad Company (The)             New York
Genesee & Wyoming Australia Pty Limited                       South Australia
Genesee & Wyoming Investors, Inc.                             Delaware
Genesee and Wyoming Railroad Company                          New York
Genesee & Wyoming Railroad Services, Inc.                     Delaware
Genesee Rail-One, Inc.                                        Canada
Golden Isles Terminal Railroad, Inc.                          Delaware
Grande Prairie-Grande Cache Railway Inc.                      Canada
GW Servicios, S.A. de C.V.                                    Mexico
GW Logistics, Inc.                                            Delaware
GWI Canada, Inc.                                              Delaware
GWI Dayton, Inc.                                              Delaware
GWI Leasing Corporation                                       Delaware
GWI Rail Management Corporation                               Delaware
G.W. Mexico S.A. de C.V.                                      Mexico
Huron Central Railway Inc.                                    Canada
Illinois & Midland Railroad, Inc.                             Delaware
Kittanning Equipment Leasing Co.                              Pennsylvania
Louisiana & Delta Railroad, Inc.                              Delaware
Mirabel Railway, Inc.                                         Canada
Pittsburg & Shawmut Railroad, Inc.                            Delaware
Portland & Western Railroad, Inc.                             New York
Quebec-Gatineau Railway Inc.                                  Canada
Rail One, Inc.                                                Canada
Rail Link, Inc.                                               Virginia
Rochester & Southern Railroad, Inc.                           New York
Savannah Port Terminal Railroad, Inc.                         Delaware
Talleyrand Terminal Railroad Company, Inc.                    Virginia
Willamette & Pacific Railroad, Inc.                           New York